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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):     MAY 30, 2003


                             TENNECO AUTOMOTIVE INC.
               (Exact Name of Registrant as Specified in Charter)




         DELAWARE                    1-12387                  76-0515284
      (State or Other             (Commission File           (IRS Employer
Jurisdiction of Incorporation)        Number)              Identification No.)




         500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS            60045
           (Address of Principal Executive Offices)            (Zip Code)





Registrant's telephone number, including area code:    (847) 482-5000










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ITEM 5. OTHER EVENTS.

         Tenneco Automotive Inc. is presently contemplating a financing transaction. Based upon presently available information and assumptions believed to be reasonable based on the company's financial position at March 31, 2003, including an assumed transaction size of $300 million, the company currently estimates that its annual interest expense will increase by approximately $17 million after giving effect to the transaction and the use of its proceeds. The lenders under the company's existing senior credit facility have agreed to allow the company to use the proceeds of the transaction (i) first, to repay approximately $199 million outstanding under the term loan A portion of the facility, in direct order of maturity of the upcoming amortization payments,
(ii) second, to repay approximately $52 million outstanding under the term loan B and term loan C portion of the facility, pro rata in direct order of maturity of the upcoming amortization payments, and (iii) third, to repay outstanding borrowings under the revolving credit portion of the facility without reducing the commitments therefor. The transaction is subject to market and other conditions, which could change significantly the information reflected herein.

         This press release contains forward-looking statements. Words such as "estimates", "contemplating" and "will" and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause these plans, actions and results to differ materially from current expectations are: (i) governmental actions, including the ability to receive regulatory approvals and the timing of such approvals; (ii) changes in capital availability or costs, including increases in the company's costs of borrowing (i.e., interest rate increases); (iii) changes by the Financing Accounting Standards Board or other accounting regulatory bodies of authoritative generally accepted accounting principals or policies; and (iv) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries. The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this report.
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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     TENNECO AUTOMOTIVE INC.


Date:    May 30, 2003                       By:        /s/ Mark A. McCollum
                                                     ___________________________
                                                        Mark A. McCollum
                                                     Senior Vice President and
                                                      Chief Financial Officer